EXHIBIT 10.10

                      CONTRACT NO. ES-PE-115

               ENGINEERING DESIGN SERVICES AGREEMENT

                              BETWEEN

                PANHANDLE EASTERN PIPE LINE COMPANY

                                AND

                      IDS TECHNICAL SERVICES
                         TABLE OF CONTENTS

                                                   Page

           ARTICLE I

                DEFINITIONS ........................1
                     1.1    Affiliates..............1
                     1.2    Engineer................1
                     1.3    Crew....................2
                     1.4    Site....................2
                     1.5    Specifications..........2
                     1.6    Work....................2

           ARTICLE 2

                EXHIBITS    ........................2
                     2.1.1  Exhibit A...............2
                     2.1.2  Exhibit B...............2
                     2.1.3  Exhibit C...............2
                     2.1.4  Exhibit D...............2
                     2.1.5  Exhibit E...............2
                     2.1.6  Exhibit F...............2

ARTICLE 3

           ACTIVATION ORDER.........................3

ARTICLE 4

           MANNER OF PERFORMANCE OF THE WORK .......4

ARTICLE 5

           COMPLIANCE WITH PLANS AND
             SPECIFICATIONS.........................6

ARTICLE 6

           CONSIDERATION............................6

ARTICLE 7

           STATE AND LOCAL TAXES....................7

ARTICLE 8

           INSURANCE................................8

ARTICLE 9

           RIGHT TO SUSPEND THE WORK OR TERMINATE
             AGREEMENT.............................10

ARTICLE 10

           CONTRACTOR'S RECORD OF CONSTRUCTION
             COSTS.................................10

ARTICLE I 1

           WORK NOT TO INTERFERE WITH COMPANY
             OPERATIONS............................11

ARTICLE 12

           ASSIGNMENT AND SUBCONTRACTING...........11

ARTICLE 13

           DRUG TESTING/ALCOHOL....................11

ARTICLE 14

           NOTICES.................................12

ARTICLE 15

           ARBITRATION.............................12

ARTICLE 16

           ETHICS..................................13

             ENGINEERING SERVICES AGREEMENT

     This Engineering Services Agreement ("Agreement") is made and entered into this 25th day of July, 1994, by and between IDS TECHNICAL SERVICES, ("Contractor"),a Texas Corporation, and PANHANDLE EASTERN PIPE LINE COMPANY, ("Company"),a Delaware Corporation;

                       WITNESSETH:

      WHEREAS, Contractor represents that it is in the business of providing Engineering Design Services; and,

      WHEREAS, the Company desires to enter into this Agreement to enable Company to utilize Contractor, on an "as needed" basis, to perform the Work and other Work for which Contractor is qualified, pursuant to this Agreement and a work order ("ACTIVATION ORDER") to be executed at the time of performance by Contractor and Company; and,

      WHEREAS, Contractor desires to enter into this Agreement and is willing, on an "as available" basis, to perform the Work for Company, pursuant to this Agreement, including the relevant Activation Order.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained Contractor and Company agree as follows:

                        ARTICLE I

                       DEFINITIONS

      In this Agreement the following definitions shall apply:

      1.1 Affiliates shall mean any corporation, partnership, joint venture, division or other legal entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Company. Without limiting the foregoing, Panhandle Eastern Corporation and all of its subsidiaries of every tier are Affiliates.

      1.2 Engineer shall mean Company's authorized engineer in charge of the Work covered by an Activation Order, acting directly or through field or resident engineers or inspectors, such field or resident engineers or inspectors acting within the scope of the particular duties assigned to them.

      1.3 Crew shall mean a complete complement of personnel, which ordinarily performs one kind of task incident to the performance of Work under the Agreement.

      1.4  Site shall mean the location or immediate area of the Work.

      1.5 Specifications, if applicable, shall mean the Standards and Specifications contained in Exhibit B hereto.

      1.6 Work shall mean all of those personnel, tasks, services, labor, supervision, materials, equipment, supplies, transportation and all other tangible or material things required to be undertaken, produced, delivered, or furnished by Contractor or any of its subcontractors of every tier as specified in or reasonably inferable from this Agreement and the Exhibits, and shall include items, services or tasks incidental or preliminary thereto, including procurement of any necessary permits, licenses, or agreements or other matters related to the Work not otherwise furnished by Company. The -Work shall be more particularly described in the relevant Activation Order.

                        ARTICLE 2
                        EXHIBITS

      2.1 The following Exhibits are part of this Agreement whether or not physically attached hereto:

           2.1.1      Exhibit A - Form of Activation Order.

           2.1.2      Exhibit B - Standards and Specifications.

           2.1.3 Exhibit C - Contractor's current Labor and Equipment Rate Schedule and/or Unit Price Lists.

           2.1.4      Exhibit D - Special Instructions.

           2.1.5      Exhibit E - Notice Information.

           2.1.6      Exhibit F - Insurance Requirements.

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
      2.2 Should any conflict exist between this Agreement and the Exhibits attached hereto, this Agreement shall prevail except to the extent a specific exception to this Agreement is stated in Exhibit D, in which case the exception shall prevail. All provisions of Exhibit D shall take precedence over Exhibits A and B. In the event of any conflict, omission, discrepancy, or ambiguity in the Agreement, the resolution of which is not specifically provided for, the decision of Engineer shall govern the performance of the Work, and to the extent such Work is not within the reasonable intent of the Agreement, such Work shall be paid for as extra work.

                             ARTICLE 3

                         ACTIVATION ORDER

      3.1 All Work shall be identified in an Activation Order which shall reference this Agreement and be signed by Contractor and Company prior to the commencement of the Work. From time to time as Company requires Work to be performed by Contractor, Company shall issue an Activation Order for the performance of the Work.

      3.2 Company shall prepare the Activation Order, clearly describing the scope of Work to be provided, any insurance requirements in addition to those provided in this Agreement, and any special instructions or conditions. Upon execution of the Activation Order by Company and Contractor, Contractor shall perform the Work.

      3.3 The Activation Order may specify changes, additions, deletions or qualifications to the Standards and Specifications contained in Exhibit B, Contractor's current Labor and Equipment Rate Schedule and/or Unit Price Lists contained in Exhibit C, and the Special Instructions contained in Exhibit D. The Activation Order shall not change, delete or amend this Agreement (including the Exhibits thereto) other than Section 7. 1, and Exhibits B I C and D. If there is a conflict between the terms of the executed Activation Order and the terms of this Agreement, other than Section 7.1 and Exhibits B, C and D, the terms of this Agreement shall prevail over the terms of the executed Activation Order.

      3.4 The provisions contained in any Activation Order shall be effective only for that Activation Order, and shall not affect any past, current or future Work under any other Activation Order.

      3.5 All Work shall be performed in accordance with the Standards and Specifications contained in Exhibit B.

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
      3.6 Company shall have the right to secure performance and/or payment bonds to guarantee the performance of the Work by Contractor. Any bonding requirements shall be stated in the Activation Order.

      3.7 Company shall have the right to retain ten percent (10%) of all sums due Contractor. Company shall hold the ten percent (10%) retainage pending final acceptance of the Work by Company and the furnishing by Contractor of evidence satisfactory to Company that Contractor has made payment of all bills and claims of any nature, after which the net amount owing Contractor shall be paid; provided, however, Company at its option may pay to Contractor any part of such retained sum which Company believes is not necessary to protect Company for uncompleted Work or unpaid material or labor bills, or other claims of which Company has knowledge. Notwithstanding anything contained in the foregoing, Company shall have the right, at its sole discretion, to withhold any of such retainage for a minimum period, after completion of the Work, equal to the greater of thirty (30) days, or the period during which, under the laws of the applicable jurisdiction, a mechanic's and/or materialman's lien could properly be perfected by the filing of the necessary lien documents in the appropriate governmental office. Any retainage requirement shall be stated in the Activation Order.

      3.8 Contractor agrees to commence the Work on the date specified in the Activation Order and to pursue it diligently so that the Work will be completed by the date or within the time specified, or if no date or time is specified, then as quickly as is reasonably possible.

      3.9 The Activation Order shall be binding only when executed by representatives of Company and Contractor authorized to commit for such Work and the estimated cost of such Work.

      3.10 Nothing contained herein shall preclude the parties, by means of mutually agreed upon amendments to this Agreement, from permanently altering in whole or in part the Labor and Equipment Rate Schedule and/or Unit Price Lists contained in Exhibit C hereof.

                        ARTICLE 4

            MANNER OF PERFORMANCE OF THE WORK

      4.1 Contractor agrees to furnish the required materials, supplies, supervision, labor, equipment, implements, machines, trucks, and all other things necessary for and to do and perform the Work. Contractor is to perform the Work as an independent contractor, free of the control and/or supervision of Company as to means and method of performing same. All persons engaged in the performance of the Work shall be solely the servants or employees of Contractor or of the relevant subcontractor, where subcontracting is

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
authorized by Company. Engineer shall have the right to make such inspection of the Work as is necessary to insure compliance by Contractor with the obligations assumed hereunder, but Company shall not be deemed obligated to perform any such inspection. Engineer shall accept the Work performed by Contractor or reject such Work if it is not in compliance with this Agreement.

      4.2 Contractor shall exercise a high degree of skill, care, and diligence in the performance of the Work. Contractor warrants that the Work shall be performed in a good and workmanlike manner and in strict accordance with this Agreement.

      4.3 Contractor at all times shall enforce strict discipline and good order among its employees and those of its subcontractors. Company shall have the right at all times to require the removal from the Work and the Site, of any employee of Contractor or any subcontractor if that employee, in Company's good faith judgment, appears unqualified or otherwise unfit to continue.

      4.4 If required by Company, Contractor shall inform Company in writing of the names of the personnel to be assigned to the Work, and shall not remove or replace such personnel without written notice to Engineer.

      4.5 Contractor shall give due consideration to the interest of property owners and tenants wherever involved and shall conduct the Work in a manner causing minimum inconvenience and damage. Contractor shall provide -and maintain a safe condition at any crossing of public roads and/or private roads, and any entrances that may be opened by the Contractor to perform the Work.

      4.6 If Contractor is delayed by reason of Company's failure to supply Contractor with any necessary information, access to right-of-way or any of the materials, machinery, or equipment specified by this Agreement to be supplied by Company, the completion date of the Work provided for in the Activation Order shall be extended to the extent that Contractor is delayed in carrying on the Work by reason of such failure by Company. In the event Contractor incurs additional costs as a result of such delay, the consideration shall be equitably adjusted. Such extension and adjustment to the consideration shall constitute Contractor's sole and exclusive remedy for damages caused by reason of such delay. The foregoing notwithstanding, if such delay results in Contractor's being totally unable to proceed with the Work, such delay will be considered as a suspension required by Company within the meaning of Article 9.

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
      4.7 Contractor shall not open up work to the prejudice of Work already started and shall arrange its Work and dispose of materials in a manner to insure the least possible interference with and inconvenience to the landowners on whose property the Work is being performed.

      4.8 Contractor shall employ such number of Crews as are reasonably necessary, to perform the Work within the time allotted, provided, that Company may, should this Agreement be for Work to be furnished on a fixed price basis, at no extra cost to Company, require the employment of additional Crews if, in its judgment, it is necessary in order to complete the Work within the time provided.

                        ARTICLE 5

        COMPLIANCE WITH PLANS AND SPECIFICATIONS

      5.1 Unless otherwise agreed in writing, all materials and supplies required to be furnished by Contractor shall conform to and be in accordance with the requirements set out in the Exhibits, plus any detailed drawings for the Work which may be prepared and furnished by Company, all of which shall be furnished in advance of their actual need in order that the Work may be performed with due diligence.

      5.2 If any Work performed by Contractor is determined by Engineer not to have been performed in a good and workmanlike manner or otherwise not to be in compliance with this Agreement, Contractor shall, at its own expense, immediately repair or replace the defective Work in a manner complying with this Agreement.

                        ARTICLE 6
                      CONSIDERATION

      6.1 Company shall pay Contractor for the Work performed and all materials supplied by Contractor hereunder in the amount and manner provided in Exhibit C and the Activation Order.

      6.2 Exhibit C and the Activation Order shall cover and include all the considerations to be received by Contractor from Company for the performance of the Work described in the Activation Order, whether or not specifically enumerated in Exhibit C, and shall cover and include all overhead, superintendence, labor, use of equipment furnished, and all other cost and expense incurred by Contractor in the performance of said Work.

      6.3 Contractor shall pay promptly all indebtedness for equipment, materials, supplies and labor used in the Work for each Activation Order. Contractor shall not permit any lien or charge to attach to the result produced by the Work or the premises upon which the Work is being performed, but if any shall so attach, Contractor promptly shall remedy all damage and pay every expense incidental thereto. Contractor shall hold Company free and harmless from all claims, losses, and liability resulting from Contractor's failure to pay any such charges or to discharge any mechanics' and materialmen's liens or similar charges.

                             ARTICLE 7

                       STATE AND LOCAL TAXES

      7.1 The prices, sums, rates and other charges set forth in Exhibit C and the Activation Order shall not include sales, use, value added or any other excise tax ("Tax" or "Taxes")which may be applicable to the Work.

      7.2 It is the responsibility of Contractor to familiarize itself with all applicable state and local Taxes and to observe and comply with all state and local laws, ordinances, regulations, orders and decrees that relate thereto, including the filing of all applicable state and local Tax returns. In addition, it is the responsibility of Contractor to be familiar with all state and local Tax exemptions for which the Work qualifies and to avail itself of those exemptions.

      7.3 It is the obligation of Contractor to ascertain the applicability of Taxes for each Activation Order. If Taxes are determined to be applicable, Contractor shall timely invoice Company for such Taxes. Such Taxes shall be separately stated on the invoice, and if only a portion of the Work is determined to be taxable, then the taxable portion and the non-taxable portion shall be separately stated with Tax applied only to the taxable portion.

      7.4 If Taxes are determined by Contractor to be not applicable, Contractor shall notify Company in writing prior to the commencement of the Work. If Company thereafter determines that the Tax is applicable to part or all of the Work, Company shall notify Contractor in writing within thirty (30) days of the commencement of the Work and Contractor shall invoice Company for the Tax in accordance with Section 7.3. Failure by Contractor to timely invoice for Tax timely shall relieve Company of any applicable interest or penalty..

      7.5 If Company does not notify Contractor pursuant to Section 7.4, Company shall reimburse Contractor for any Tax, interest and penalty which may be levied by any applicable taxing authority on the Work performed by Contractor. However, this obligation is contingent upon Contractor giving Company proper notice of any proposed or actual assessment, adjustment, determination or finding of Tax by any taxing authority relating to the Work performed by Contractor within ten
(10) days of Contractor's receipt of such notice. Company shall have the sole right to direct Contractor in the handling of all matters relating to the assessment, adjustment, determination or finding of Tax relating to the Work performed by Contractor, including the filing of protest and any appeals resulting therefrom. Any costs, other than administrative costs incurred by Contractor's employees, incurred in the pursuit of such protest or appeals shall be the responsibility of Company.

      7.6 If the Tax cannot be separately stated because it is included in the prices, sums, rates and other charges, the invoice must clearly state that all applicable sales or use tax is included in the invoiced amount. Charges for labor and materials shall also be separately stated on the invoice.

      7.7 Notwithstanding anything to the contrary contained in this Agreement, any Activation Order may provide otherwise than is provided in this Article 7.

                        ARTICLE 8
                        INSURANCE

      8.1 Prior to commencement of the Work and at all times during the term of this Agreement, Contractor shall provide and maintain in full force and effect, insurance of the types and with limits not less than those specified in Exhibit F of this Agreement.

      8.2 Prior to commencement of the Work and at all times during the term of this Agreement, Contractor shall require each of its subcontractors, of every tier, to provide and maintain (a) Worker's Compensation, (b) Employer's Liability, (c) Automobile Liability and (d) General Public Liability insurance coverage having minimum limits consistent with those required to be carried by Contractor.

      8.3 All insurance policies provided and maintained by Contractor and each subcontractor shall:

           8.3.1 Be underwritten by insurers which are rated "A VII" or higher by the most current edition of BEST'S KEY RATING GUIDE, and which are authorized to write insurance in the state or states in which the Work is to be performed;

           8.3.2 Be endorsed to specifically name Company and its Affiliates as additional insured, excluding, however, Worker's Compensation;

           8.3.3 Be endorsed to provide that each underwriter waives its rights of subrogation against Company and its Affiliates;

           8.3.4 Provide that such policies are without right of contribution from any other insurance available to Company and its Affiliates;-and,

           8.3.5 Contain cross liability and severability of interest provisions.

Evidence of such specific endorsements shall be provided with Contractor's certificate of insurance furnished pursuant to Section 8.4.

      8.4 Contractor shall provide Company with certificate(s) of insurance, satisfactory to Company, evidencing all required insurance under this Article prior to commencement of the Work, and replacement certificate(s) of insurance during the term of this Agreement. Such certificate(s) of insurance shall be on a form provided by Company and shall contain a provision that Company will unqualifiedly receive at least thirty (30) days written notice prior to any cancellation of or material change in the required insurance. Company at its sole discretion, may require Contractor to submit the original or a certified copy of Contractor's insurance policies for inspection by Company.

      8.5 All insurance required herein shall be written to protect Contractor against liability for damage, loss or expense arising from damage to property or injury to or death of any person or persons arising in any way out of, in connection with, or resulting from the Work,

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
      8.6 Contractor shall pay promptly all premiums for insurance in strict accordance with the obligations to its carrier or carriers such that Contractor at all times shall have full insurance coverage as herein provided.

      8.7 Contractor's compliance with the provisions of this Article and the limits of insurance specified and to be provided by Contractor shall not constitute a limitation of Contractor's liability for its acts or omissions or in any way limit, modify, or otherwise affect Contractor's indemnification obligation pursuant to this Agreement. The insolvency, bankruptcy, or failure of any insurance company carrying insurance for Contractor, or failure of any such insurance company to pay claims asserted, shall not abrogate, waive or alter any of Contractor's responsibilities or liabilities hereunder.

      8.8 Any failure to comply with all of the provisions of this Article by Contractor or any of its insurance companies, or the insolvency, bankruptcy or failure of any such insurance company, shall permit Company to suspend all Work until compliance is achieved or a solvent insurance company utilized. At the option of Company, Company may pay any insurance premiums in order to achieve compliance for Contractor and deduct the amount of the premiums, and all other costs incurred by Company in achieving compliance, from amounts to be paid to Contractor. If compliance is not achieved or a solvent insurance company utilized within a reasonable time, in the opinion of Company, Company may terminate this Agreement and Contractor's sole and exclusive remedy shall be to receive payment for the percentage of Work actually completed by Contractor.

                        ARTICLE 9

                RIGHT TO SUSPEND THE WORK
                 OR TERMINATE AGREEMENT

      In the event Company is prevented by legal proceedings or conditions beyond its reasonable control from continuing with the Work, then Company may require Contractor to suspend the Work or Company may terminate this Agreement. In either such event, Contractor's sole and exclusive remedy shall be to receive payment for the Work actually completed by Contractor.

                       ARTICLE 10

        CONTRACTOR'S RECORD OF CONSTRUCTION COSTS

      10.1 Upon request, Contractor shall furnish Company conformed and true copies of all proposals, purchase orders and detailed invoices for all materials and supplies purchased and used, and for all labor furnished by Contractor, in the performance of the Work. Such information shall be supplied in the form prescribed by Company and may be retained by Company in its permanent files. Contractor shall assist Engineer in every reasonable way in securing daily records of unit costs and man-hour performance that may be requested. 10.2 Contractor shall maintain and shall require its subcontractors of every tier to maintain adequate books and records according to generally accepted accounting principles consistently applied which reflect all costs, labor, hours, equipment time and other expenses of whatever nature incurred by Contractor in accordance with the Agreement. Company shall be entitled from time to time during the performance of the Work and for a period of three (3) years after final acceptance of the Work to audit the books and records so maintained. If audit by Company reveals charges or costs charged to or paid by Company as costs or fees which are not proper or exceed the rates or amounts permitted under this Agreement for any such matters, then Company shall be entitled upon demand for a refund from Contractor of all such amounts, plus interest thereon from the date of payment by Company until the date of refund by Contractor at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate allowed by law.

                       ARTICLE I 1
      WORK NOT TO INTERFERE WITH COMPANY OPERATIONS

      Contractor agrees to carry on its Work with extreme care to permit the continuous and safe operation of Company's pipeline system as well as the pipelines, sewers, water or gas mains, electric or telephone lines or other facilities of other companies. Contractor shall perform the Work in a manner that offers a minimum of interference with Company's operations. Contractor's employees shall not enter Company's buildings except when required by construction. Contractor shall not permit smoking or open fires in any areas other than those specified by Engineer.

                       ARTICLE 12

              ASSIGNMENT AND SUBCONTRACTING

      12.1 Contractor shall not assign this Agreement or subcontract any of the Work without the written consent of Company, and any such assignment or subcontracting of any such Work without such consent shall be null and void. Company's consent to subcontracting or assignment, if granted, shall not relieve Contractor of any of its liabilities and responsibilities hereunder. Company shall have the right to approve or disapprove the specific subcontractor as well as the right to subcontract in general. Each approved subcontract shall contain provisions which specifically bind the subcontractor to -the applicable terms and provisions of this Agreement.

      12.2 Notwithstanding the foregoing, Contractor shall have the right to assign all, but not part, of the sums owing it by Company. Such assignment shall not become effective until thirty (30) days after written notice thereof, signed by Contractor, has been received by Company at its Houston office, and all payments made by Company prior to such effective date shall be valid.

                       ARTICLE 13

                  DRUG TESTING/ALCOHOL

      Company does not condone in any way the use of illegal drugs or the illegal use of controlled substances. Company does not condone in any way the consumption of alcoholic beverages during the performance of the Work or any person at the Site being under the influence of alcohol. Any person under the influence of alcohol, or in possession of alcohol or any illegal drug, or in the illegal possession of a controlled substance, will be removed from the Work. In addition, where required by the Department of Transportation, Contractor shall have in place a drug testing program meeting the requirements imposed by the Department of Transportation as specified in Title 49 of the Code of Federal Regulations, Parts 40 and 199, and shall furnish to Company proof of compliance with such regulations. Such proof shall consist of a copy of Contractor's drug testing plan and an affidavit stating that Contractor is in compliance and will remain in compliance for the duration of the Agreement. Upon request, Contractor will furnish Company with copies of the records of employee drug test results required to be kept under the provisions of 49 C. F. R. subsection 199.23 (a)(2) and (3). Contractor will indemnify and hold harmless Company from any and all liability for (a) Contractor's employees who fail a drug test given under the Department of Transportation regulations, and (b) any claims made by a Contractor's employee resulting from removal from the Work as provided in this Article. If Contractor fails to comply with these regulations while performing under this

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Agreement, such non-compliance will be deemed a breach of such Agreement and
Contractor shall be liable for such breach as well as for all damages arising out of such non-compliance.

                       ARTICLE 14
                         NOTICES

      14.1 All notices required or permitted to be given by this Agreement, except where oral notice is specifically authorized, shall be in writing, shall identify this Agreement by contract number and shall be mailed, delivered, or sent via facsimile to the party at the address set out in Exhibit E.

      14.2 Written notices shall be deemed delivered on the date of actual hand delivery, or the date that a facsimile is actually received, or if sent in the United States mail postage prepaid, correctly addressed, then on the third business day after the day on which mailed. Either party's address for notice may be changed by written notice given in accordance with this Article 14. This Agreement shall apply with respect to all Work requested by Company on or before July 25, 1995.

                       ARTICLE 15
                       ARBITRATION

      15.1 Any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, that cannot be resolved by the parties through the process of negotiation, shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three (3) arbitrators, of whom each party shall appoint one (1). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court provided in Section 15.2.

      15.2 CONTRACTOR AND COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN HARRIS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, AND AGREE THAT NO SUCH PARTY SHALL BRING ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT, OR SEEK TO REMOVE SUCH ACTION OR PROCEEDING TO ANY OTHER COURT.

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
                       ARTICLE 16
                         ETHICS

      Contractor, its directors, officers, employees, representatives, agents, subcontractors and assignees of Contractor or any such subcontractor (collectively the "CONTRACTOR WORK PARTIES") shall not at any time solicit, accept, offer or bestow gratuities of more than nominal value from or to one or more of the Companv and its affiliates, the employees, agents, or representatives of Company or its affiliates, any of Company's other contractors, the employees, agents, or representatives of such other contractors, one or more of the Contractor Work Parties, or anyone else associated with the Work. Violation of this policy by any of the Contractor Work Parties shall constitute a material breach of Contractor's obligations under the Agreement, and the party who is found to have violated the provisions of this Section shall be immediately removed from the Work by Contractor at Contractor's sole risk, cost and expense.

                       ARTICLE 17

                MISCELLANEOUS PROVISIONS

      17.1 Contractor, its subcontractors and assignees shall not publish or make known to others the subject matter or results of the Work or any information concerning Company, other than that in the public domain, furnished to or acquired by Contractor, its subcontractors and assigns without Company's written approval. The obligations established in this Section shall survive and remain enforceable after any termination of the Agreement.

      17.2 If the enforcement of the obligations of Contractor, its subcontractors or assigns hereunder is referred to any attorney by the Company, then Contractor shall pay the Company's reasonable attorney's fees and court costs in addition to any other relief which may be obtained.

      17.3 Contractor shall comply with all applicable laws, orders, rules and regulations bearing upon its obligations hereunder.

      17.4 In the event that any statute or rule of law should be held applicable to any provisions contained in this Agreement which would render void, voidable or unenforceable any such provision(s) by reason of such provision(s) being contained herein, then, and only in such event, such provision(s) shall be read, construed and enforced as to the parties as if such provisions which is held to violate the statute or

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
rule of law was excluded from this Agreement, but only to the extent or degree by which such provision(s) is so held, and this Agreement shall otherwise remain in force and effect and binding upon the parties.

      17.5 This Agreement and the attached Exhibits constitute the entire agreement between Company and Contractor. None of these documents may be amended except by a writing signed by both parties. No promise, agreement or representation not set forth in this Agreement or an attached Exhibit shall be of any force or effect.

      17.6 All headings appearing in this Agreement are for convenience only, and shall not be considered a part of this Agreement for any purpose or as in any way interpreting, construing or modifying this Agreement.

      17.7 No waiver by either party of any right, or waiver of any default of the other in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future right or default, whether of a like or of a different nature.

      17.8 In the event of any dispute under this Agreement, Contractor shall, notwithstanding the pendency of such dispute, diligently proceed with the performance of this Agreement without prejudice to the rights of either party.

      17.9 The individual executing this Agreement on behalf of Contractor does hereby represent and warrant that he or she is fully authorized and empowered to execute same on behalf of Contractor, and to fully bind Contractor to all of the terms hereof.

      IN WITNESS WHEREOF, Contractor and Company have executed this Agreement as of the date first above written.

                             COMPANY:

                                    PANHANDLE EASTERN PIPE LINE

                                    COMPANY

                                    BY: /s/  S. L. HORTON
                                             S. L. Horton

                                    TITLE:     Vice President

                                    CONTRACTOR:

                                    IDS TECHNICAL SERVICES

                                    BY:  ________________________________

                                    TITLE:  PRESIDENT

EXHIBIT 10.10
PANHANDLE EASTERN PIPE LINE COMPANY
A UNIT OF PANHANDLE EASTERN CORPORATION

November 15, 1995

IDS TECHNICAL SERVICES
Attn: William A. Coskey
14900 Woodham Drive, Suite 170
Houston, TX 77073-6016

Re:  Engineering Design Services Contract No. ES-PE-1 1 5

Gentlemen:

As you are aware Contract Number ES-PE-1 1 5 between IDS TECHNICAL SERVICES and PANHANDLE EASTERN PIPE LINE COMPANY to furnish engineering design services will expire on December 31, 1995.

In order to ensure continuity in our work schedule Panhandle Eastern wishes to extend the term of your existing contract though December 31, 1996 under the same rates, terms and conditions and insurance requirements of the current contract.

If you are in Agreement with the extension of this contract please sign and return both copies of this letter to my attention; R.E. Keyser, General Manager, Engineering, P.O. Box 1642, Houston, Texas 77251-1642.

After execution by the Company one fully executed original of this letter will be returned to you for your files.

Our records indicate that your insurance coverage will expire on 12/18/95. If you elect to renew your contract it will be necessary to furnish a new certificate of insurance on the enclosed Company form indicating that you have the insurance coverage required by the contract.

Should you have any questions, please contact R.E. Keyser, General Manager, Engineering, (713) 989-2241 or W.R. Malone, Manager, Engineering Contracts,
(713) 989-2235.

Sincerely,

/s/ W.R. MALONE for

R. E. Keyser
General Manager
Engineering

PANHANDLE EASTERN PIPE LINE COMPANY               IDS TECHNICAL SERVICES

By: /s/ S.L. HORTON                               By: /s/ WILLIAM A. COSKEY
        S.L. Horton                                       William A. Coskey
Title:  Vice President                            Title:  PRESIDENT

P.O. BOX 1642 HOUSTON, TEXAS 77251-1642 5444 WESTHEIMER 77056-5388
713-627-5400